UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2026

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600
Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ADM	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, Archer-Daniels-Midland Company (the “Company”) had been under investigation by the United States Securities and Exchange Commission (“SEC”) and the Department of Justice (“DOJ”) relating to, among other things, intersegment sales between the Company’s Nutrition segment and the Company’s Agriculture Services & Oilseeds and Carbohydrate Solutions segments.

On January 27, 2026, the Company issued a press release announcing that it has reached a settlement with the SEC, resolving its investigation in its entirety. Under the terms of the settlement, the Company, without admitting or denying any wrongdoing, has agreed to pay a civil penalty of $40 million and to cease and desist from committing or causing any violations and any future violations of Section 17(a) of the Securities Act and Sections 10(b), 13(a), 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act and Rules 10b-5, 12b-20, 13a-1, 13a-11, and 13a-13 thereunder. The settlement amount is not expected to have a material adverse effect on the Company’s results of operations or financial position.

In addition, the DOJ has notified the Company that it is no longer a subject of its investigation. These outcomes end the investigations of the Company by the SEC and DOJ.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits   The following exhibits are furnished or filed, as applicable, herewith:

Exhibit	Description

99.1	Press release dated January 27, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: January 27, 2026	By	/s/ R. B. Jones
R. B. Jones
Senior Vice President, Chief Legal Officer, and Secretary